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                                                                  Exhibit 99.2



                        REPORT OF INDEPENDENT ACCOUNTANTS


January 6, 1997

To the Board of Directors and Stockholders of Hou-Tex Metals Company, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Hou-Tex Metals Company, Inc. at June 30, 1996, September 30, 1995 and September 30, 1994, and the results of their operations and their cash flows for the nine months ended June 30, 1996 and the years ended September 30, 1995 and 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 5, the Company is not in compliance with all of its debt covenants related to its line of credit. Consequently, this line of credit is payable on demand.



/s/ PRICE WATERHOUSE LLP

Houston, Texas